UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2007

              SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.
             (Exact name of Registrant as specified in its charter)

           Maryland                     811-22031                 20-8597138
(State or other jurisdiction of  (Commission File Number)      (I.R.S. Employer
        incorporation)                                       Identification No.)

                                100 Park Avenue,
                            New York, New York 10017
               (Address of principal executive offices, zip code)

Registrant's telephone number, including area code (212) 850-1864

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS.

Item 8.01 Other Events.

Prior to the initial public offering of Seligman LaSalle International Real Estate Fund, Inc. (the "Fund"), the Fund's Board of Directors approved, on a temporary basis, American Stock Transfer & Trust Company ("AST") as transfer agent and registrar for the Fund. On July 19, 2007, after due consideration by the Fund's Board of the services provided by AST and the costs associated with such services, the Board approved the continued use of AST as transfer agent and registrar for the Fund.

In addition to acting as transfer agent and registrar for the Fund, AST will also act as dividend disbursing agent, dividend paying agent, stockholder service agent and stockholder servicing agent. Seligman Data Corp. will not be providing any such services to the Fund. Accordingly, any written notices required to be provided by Fund stockholders to any of these agents should be mailed to AST at the following address: American Stock Transfer & Trust Company,
Attention: Herbert J. Lemmer, 59 Maiden Lane, New York, New York 10038, telephone (718) 921-8209 and fax (718) 331-1852.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SELIGMAN LASALLE INTERNATIONAL REAL
                                   ESTATE FUND, INC.

Date: July 20, 2007

                                       By: /s/ Joseph D'Alessandro
                                          ------------------------------------
                                               Joseph D'Alessandro
                                               Assistant Secretary